Exhibit 99.1

Contacts:

Elise Caffrey	Matt Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Reports Second-Quarter 2012 Financial Results

Strong growth in international and U.S. markets fueled 50% growth in Home Robot revenue

BEDFORD, Mass., July 24, 2012 – iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the second quarter ended June 30, 2012.

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Revenue for the second quarter of 2012 was $111.4 million, compared with $108.1 million for the same quarter one year ago. Revenue for the first half of 2012 was $209.3 million, compared with $214.4 million last year.

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Net income in the second quarter of 2012 was $7.4 million, compared with $8.0 million in the second quarter of 2011. For the first half, net income was $8.0 million, compared with $15.5 million a year ago.

•	Quarterly earnings per share were $0.26, compared with $0.29 in the second quarter last year. First-half earnings per share were $0.28, compared with $0.56 in 2011.

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Adjusted EBITDA for the second quarter of 2012 was $16.2 million, compared with $16.3 million in the second quarter of 2011. For the first half, Adjusted EBITDA was $22.3 million, compared with $31.5 million a year ago.

“Our second-quarter performance was very good given the challenging environment. Strong growth in both our international and U.S. markets drove a 50% year-over-year increase in Home Robot revenue. Our steadily increasing Home Robot global reach is enabling us to substantially offset the continuing impact of U.S. government funding on our Defense & Security business and to remain on track to meet our revenue and increase our profit expectations for fiscal year 2012,” said Colin Angle, chairman and chief executive officer of iRobot.

Business Highlights

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Home Robot domestic revenues grew 40% year-over-year. The positive impact of our Q2 advertising campaign to reach our target customer, the modern professional, is evident in the second-quarter 2012 results. International revenues grew more than 55% in Q2 over last year. Total EMEA revenue grew 42% in the second quarter over last year and Western Europe, which comprised approximately 30% of Home Robot revenue, grew 40%. As a result, we have increased our full-year expectations for this business unit.

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Our Home Robot product return experience has improved as the result of our sustained investment in product quality. In the second quarter we adjusted our accrual rates for Home Robot product returns, resulting in a benefit to revenue and earnings. Revenue, EPS and Adjusted EBITDA for the company would have been $108.2 million, $0.18, and $12.8 million respectively, without the $3.3 million or $0.08 per share positive adjustment.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

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We were awarded three new contracts totaling approximately $27 million for SUGV and PackBot robots, spares and software upgrades. U.S. government funding and program delays, however, continue to negatively impact our Defense & Security business unit. We have reflected that impact in our lower full-year expectations for this business unit.

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We announced, with InTouch Health, the unveiling of the RP-VITA™ telemedicine robot. The robot combines InTouch Health’s state-of-the-art telemedicine solutions with iRobot’s autonomous navigation capabilities, mobility, interactive communication and situational awareness from the Ava program.

Financial Expectations

Management provides the following expectations with respect to the third quarter ending September 29, 2012 and full year ending December 29, 2012.

Q3 2012:
Revenue	$125 - $130 million
Earnings Per Share	$0.30 - $0.36
Adjusted EBITDA	$17 - $20 million

Fiscal Year 2012:	Current	Prior
Revenue	$465 - $485 million	$465 - $485 million
Earnings Per Share	$0.90 - $1.00	$0.75 - $0.95
Adjusted EBITDA	$59 - $63 million	$56 - $63 million

Full-Year 2012 BU Revenue:	Current	Prior
Home Robots	$365 - $375 million	$345 - $355 million
Defense & Security Robots	$100 - $110 million	$120 - $130 million

Second-Quarter Conference Call

iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its results for the second fiscal quarter 2012, business outlook, and outlook for 2012 financial performance. Pertinent details include:

Date:	Wednesday, July 25, 2012
Time:	8:30 a.m. ET
Call-In Number:	847-413-3235
Passcode:	32828728

A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-irhome. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through August 1, and can be accessed by dialing 630-652-3042, passcode 32828728#.

About iRobot Corp.

iRobot designs and builds robots that make a difference. The company’s home robots help people find smarter ways to clean, and its defense & security robots protect those in harm’s way. iRobot’s consumer and military robots feature iRobot Aware® robot intelligence systems, proprietary technology incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

For iRobot Investors

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance and growth, demand for our robots, and operating performance, anticipated mix of revenue for the year ending December 29, 2012 and the third quarter ending September 29, 2012, anticipated revenue, earnings per share and Adjusted EBITDA for the year ending December 29, 2012 and the third quarter ending September 29, 2012, and anticipated business unit revenue for the year ending December 29, 2012. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, our dependence on the U.S. federal government and government contracts, the timing of government contracts and orders, market acceptance of our products, changes in government policies or spending priorities, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

This release includes Adjusted EBITDA, a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, net intellectual property litigation expenses, restructuring expenses, and non-cash stock compensation. A reconciliation between net income and Adjusted EBITDA are provided in the financial tables at the end of this press release.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Consolidated Statement of Income

(in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the six months ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Revenue
Product revenue	$107,760	$97,396	$199,502	$194,107
Contract revenue	3,685	10,686	9,750	20,252

Total	111,445	108,082	209,252	214,359

Cost of Revenue
Product revenue	58,795	57,835	117,070	114,025
Contract revenue	3,203	7,711	8,722	14,344

Total	61,998	65,546	125,792	128,369

Gross Margin	49,447	42,536	83,460	85,990
Operating Expense
Research & development	9,667	8,146	18,391	16,875
Selling & marketing	19,122	12,767	32,692	25,748
General & administrative	10,022	10,097	21,064	20,697

Total	38,811	31,010	72,147	63,320

Operating income	10,636	11,526	11,313	22,670
Other income (expense), net	60	112	280	350

Pre-tax income	10,696	11,638	11,593	23,020
Income tax expense	3,321	3,614	3,565	7,519

Net income	$7,375	$8,024	$8,028	$15,501

Net income per common share:
Basic	$0.27	$0.30	$0.29	$0.59
Diluted	$0.26	$0.29	$0.28	$0.56
Shares used in per common share calculations:
Basic	27,522	26,667	27,441	26,388
Diluted	28,182	27,911	28,259	27,733
Stock-based compensation included in above figures:
Cost of product revenue	$296	$320	$586	$571
Cost of contract revenue	73	156	191	250
Research & development	295	239	554	320
Selling & marketing	179	158	416	339
General & administrative	2,059	1,538	3,668	2,710

Total	$2,902	$2,411	$5,415	$4,190

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Condensed Consolidated Balance Sheet

(unaudited, in thousands)

	June 30, 2012	December 31, 2011
Assets

Cash and equivalents	$156,543	$166,308
Short term investments	20,181	17,811
Accounts receivable, net	39,527	43,338
Unbilled revenues	2,073	2,362
Inventory	34,597	31,089
Deferred tax assets	15,494	15,344
Other current assets	8,270	7,928

Total current assets	276,685	284,180
Property, plant and equipment, net	26,940	29,029
Deferred tax assets	11,086	6,127
Other assets	18,692	12,877

Total assets	$333,403	$332,213

Liabilities and stockholders' equity

Accounts payable	$45,212	$48,406
Accrued expenses	13,878	17,188
Accrued compensation	9,738	17,879
Deferred revenue and customer advances	1,882	1,527

Total current liabilities	70,710	85,000

Long term liabilities	4,069	4,255

Stockholders' equity	258,624	242,958

Total liabilities and stockholders' equity	$333,403	$332,213

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Consolidated Statement of Cash Flows

(unaudited, in thousands)

	For the three months ended		For the six months ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Cash flows from operating activities:
Net income	$7,375	$8,024	$8,028	$15,501
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,711	2,457	5,313	4,640
Loss on disposal of property and equipment	97	3	166	473
Stock-based compensation	2,902	2,411	5,415	4,190
Deferred income taxes, net	2,464	2,046	(4,230)	4,488
Tax benefit of excess stock based compensation deductions	(330)	(3,213)	(1,035)	(5,655)
Non-cash director deferred compensation	20	44	42	82
Changes in operating assets and liabilities — (use) source
Accounts receivable	(9,620)	(6,920)	3,811	(473)
Unbilled revenue	(833)	(100)	289	(4,022)
Inventory	(2,916)	869	(3,508)	(7,042)
Other assets	(3,210)	(2,880)	(378)	(4,809)
Accounts payable	910	(10,971)	(3,194)	(5,416)
Accrued expenses	(5,255)	(974)	(3,252)	(1,889)
Accrued compensation	2,008	4,945	(8,141)	(4,733)
Deferred revenue	(540)	(1,608)	355	(1,494)
Change in long term liabilities	(120)	(123)	(186)	266

Net cash used in operating activities	(4,337)	(5,990)	(505)	(5,893)

Cash flows from investing activities:
Purchase of property and equipment	(1,313)	(2,654)	(2,956)	(7,208)
Change in other assets	—	—	(6,000)	—
Purchases of investments	(5,086)	—	(5,086)	(5,000)
Sales of investments	—	2,500	2,500	5,000

Net cash used in investing activities	(6,399)	(154)	(11,542)	(7,208)

Cash flows from financing activities:
Proceeds from stock option exercises	699	4,013	2,022	8,597
Income tax withholding payment associated with restricted stock vesting	(548)	(356)	(775)	(809)
Tax benefit of excess stock based compensation deductions	330	3,213	1,035	5,655

Net cash provided by financing activities	481	6,870	2,282	13,443

Net increase (decrease) in cash and cash equivalents	(10,255)	726	(9,765)	342
Cash and cash equivalents, at beginning of period	166,798	107,999	166,308	108,383

Cash and cash equivalents, at end of period	$156,543	$108,725	$156,543	$108,725

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Supplemental Information

(unaudited)

	For the three months ended		For the six months ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Revenue: *

Home Robots	$96,013	$63,892	$177,596	$131,774

Domestic	$31,181	$22,395	$52,996	$40,453
International	$64,832	$41,497	$124,600	$91,321

Defense & Security	$15,432	$44,190	$31,656	$82,585

Domestic	$13,222	$43,378	$25,399	$73,580
International	$2,210	$812	$6,257	$9,005

Product	$11,747	$33,504	$21,906	$62,333
Contract	$3,685	$10,686	$9,750	$20,252

Product Life Cycle	$4,872	$6,617	$9,762	$19,320

Gross Margin Percent:
Home Robots	51.7%	44.1%	48.8%	44.8%
Defense & Security	-1.5%	32.5%	-10.0%	32.6%
Total Company	44.4%	39.4%	39.9%	40.1%

Units shipped:
Home Robots *	426	328	818	677
Defense & Security	49	192	187	306

Average gross selling prices for robot units:
Home Robots	$225	$195	$220	$194
Defense & Security *	$140	$140	$65	$141

Defense & Security Funded Product Backlog *	$18,300	$15,118	$18,300	$15,118

Days sales outstanding	34	36	34	36

Days in inventory	54	54	54	54

Headcount	604	687	604	687

* in thousands

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation

Adjusted EBITDA Reconciliation to GAAP

(unaudited, in thousands)

	For the three months ended		For the six months ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Net income	$7,375	$8,024	$8,028	$15,501
Interest income, net	(264)	(331)	(526)	(541)
Income tax expense	3,321	3,614	3,565	7,519
Depreciation	2,485	2,169	4,879	4,227
Amortization	226	288	434	413

EBITDA	13,143	13,764	16,380	27,119
Stock-based compensation expense	2,902	2,411	5,415	4,190
Merger and acquisition expense	14	—	26	—
Net intellectual property litigation expense	34	88	71	182
Restructuring expense	129	—	407	—

Adjusted EBITDA	$16,222	$16,263	$22,299	$31,491

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, net intellectual property litigation expenses, restructuring expenses and non-cash stock compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company's actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

iRobot Corporation

8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com